Exhibit 24.1

STRATEGIC STORAGE TRUST, INC.

POWER OF ATTORNEY

The undersigned directors and officers of STRATEGIC STORAGE TRUST, INC. (the “Company”) hereby constitute and appoint Michael S. McClure and H. Michael Schwartz, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company and file with the Securities and Exchange Commission (the “SEC”), a Registration Statement on Form S-11 to be filed with the SEC under the Securities Act of 1933, as amended, relating to the registration of up to $1,095,000,000 in shares of the Company’s common stock, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of June 16, 2010, by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz	President, Chief Executive Officer and Director	June 16, 2010

/s/ Michael S. McClure Michael S. McClure	Chief Financial Officer and Treasurer	June 16, 2010

/s/ Harold “Skip” Perry Harold “Skip” Perry	Independent Director	June 16, 2010

/s/ Timothy S. Morris Timothy S. Morris	Independent Director	June 16, 2010